Articles of Incorporation

                                       of

                             ISW INTERNATIONAL, INC.

                                    ARTICLE I
                                    ---------

                                Name and Duration
                                -----------------

         The name of the Corporation is 15W International, Inc. The duration of the Corporation is perpetual. The effective date upon which this Corporation shall come into existence shall be the date these Articles are filed by the Secretary of State.

                                   ARTICLE II
                                   ----------

                                Principal Office
                                ----------------

         The address of the principal office of the Corporation in the State of Florida is do Mahoney Adams & Criser, P.A., 50 N. Laura Street, 3400 Barnett Center, in the City of Jacksonville 32202.


                                   ARTICLE III
                                   -----------

                           Registered Office and Agent
                           ---------------------------

         The address of the registered office in the State of Florida is do Mahoney Adams & Criser, P.A., 50 North Laura Street, 3400 Barnett Center, in the City of Jacksonville, County of Duval. The name of the registered agent at such address is RAX CO.


                                   ARTICLE IV
                                   ----------

                      Corporate Purposes, Powers and Rights
                      -------------------------------------

         1. The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.


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          2. In furtherance of its corporate  purposes,  tile Corporation  shall have all of the general and specific powers and rights granted to and conferred on a corporation by the Florida Business Corporation Act.

                                    ARTICLE V
                                    ---------

                                  Capital Stock
                                  -------------

         The total number of shares of capital stock which the Corporation has the authority to issue is One Hundred Thousand (100,000) shares of Common Stock ("Common Stock") $0.01 par value per share.

                                   ARTICLE VI
                                   ----------

                                  Incorporator
                                  ------------

         The name and mailing address of the incorporator of this Corporation is as follows:

                  Name                                    Address
                  ----                                    -------

                  RAX CO.                       c/o Mahoney Adams & Criser, P.A.
                                                50 N. Laura Street
                                                3400 Barnett Center
                                                Jacksonville, FL 32202

                                   ARTICLE VII
                                   -----------

                               Board of Directors
                               ------------------

         1. The number of members of the Board of Directors may be increased or diminished from time to time by the Bylaws; provided, however, there shall never be less than one. Bach director shall serve until the next annual meeting of shareholders.

         2. If any vacancy occurs in the Board of Directors during a term, the remaining directors, by affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of shareholders.

         3. The name and mailing address of the person who shall serve as the sole director of the Corporation until the first annual meeting of the shareholders is as follows:

                  Name                       Address
                  ----                       -------

                  Allen Weatherby            c/o Mahoney Adams & Criser, P.A.
                                             Post Office Box 4099
                                             Jacksonville, FL 32201

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                                  ARTICLE VIII
                                  ------------

                                    Amendment
                                    ---------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.


                                   ARTICLE IX
                                   ----------

                                     Bylaws
                                     ------

         The power to adopt, amend or repeal bylaws for the management of this Corporation shall be vested in the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the Board of Directors.


                                    ARTICLE X
                                    ---------

                                 Indemnification
                                 ---------------

         The Corporation shall indemnify any incorporator, officer or director, or any former incorporator, officer or director, to the full extent permitted by law.


                                   ARTICLE XI
                                   ----------

                               Transfer of Shares
                               ------------------

         If, from time to time, a shareholders' agreement among all of the shareholders of the Corporation is in effect regarding the Subchapter S status of the Corporation pursuant to the Internal Revenue Code of the United States in effect from time to time, then transfers of the Corporation's Common Stock made not in accordance with such agreement, whether by operation of law or otherwise, are null and void ab initio.


         The undersigned, for the purpose of forming a corporation under the laws of the State of Florida, does make, file and record these Articles of Incorporation, and does certify that the facts herein stated are true; and I have accordingly hereunto set my hand and seal.




                                       -3-
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                  DATED at Jacksonville, Duval County, Florida, this 14th day of
November, 1995.

                                               RAX CO., a Florida corporation



                                              By: /s/ Halcyon E. Skinner
                                                  ----------------------------
                                                  Halcyon E. Skinner, President




                                       -4-


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                          REGISTERED AGENT CERTIFICATE
                          ----------------------------


                  In pursuance of the Florida Business Corporation Act, the following is submitted, in compliance with said statute:


                  That ISW International, Inc., desiring to organize under the laws of the State of Florida, with its registered office, as indicated in the Articles of Incorporation at the City of Jacksonville, County of Duval, State of Florida, has named RAX CO., located at said registered office, as its registered agent to accept service of process and perform such other duties as are required in the State.


ACKNOWLEDGMENT:

                  Having been named to accept service of process and serve as registered agent for the above-stated Corporation, at the place designated in this Certificate, the undersigned, by and through its duly elected officer, hereby accepts to act in this capacity, and agrees to comply with the provision of said statute relative in keeping open said office, and further state that I am familiar with ss.607.0501, Florida Statutes.

                                              RAX CO., a Florida corporation


                                             By: /s/ Halcyon E. Skinner
                                                 -----------------------------
                                                 Halcyon E. Skinner, President
DATED:        November 14, 1995

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